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                  EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Tricord Systems, Inc. on Form S-8 (File Nos. 33-65784, 33-76532 and 333-04701) of our reports, which include an explanatory paragraph related to the Company's change in business focus for 1997, dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Tricord Systems, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, 1994, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                                  COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
March 28, 1997